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                                                               Exhibit 99(c)(3)


                             UNIT PURCHASE AGREEMENT

         THIS UNIT PURCHASE AGREEMENT ("Agreement"), dated as of November 29, 1999, is by and between Vestar Capital Partners IV, L.P. ("Vestar") and Torque Acquisition Co., L.L.C. ("Acquisition Co."). All capitalized terms used herein, but not defined herein shall have the meaning given such terms in that certain draft of the Agreement and Plan of Merger by and among Gleason Corporation ("Company"), Acquisition Co. and Torque Merger Sub, Inc. ("Torque Merger Sub"), which is being submitted to the Special Committee of the Company on the date hereof (such merger contemplated thereby referred to as "Merger" and the governing document referred to as "Merger Agreement").

         WHEREAS, Acquisition Co. is organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware;

         WHEREAS, the Acquisition Co. is authorized to issue Class A Units;

         WHEREAS, Vestar desires to purchase Class A Units from Acquisition Co.;

         WHEREAS, pursuant to the Merger Agreement, Company and Acquisition Co. will jointly commence a tender offer ("Offer") to purchase for cash all of the issued and outstanding Shares according to the terms thereof and the Offer; and

         WHEREAS, concurrently with the execution of the Merger Agreement, Acquisition Co. and the Gleason Foundation, a private charitable foundation ("Foundation"), are to enter into an agreement pursuant to which, among other things, the Foundation shall agree to (a) not tender any of its Shares pursuant to the Offer, and (b) in connection with the Merger, (i) to retain a portion of its Shares and (ii) with respect to its unretained Shares, to elect to have such Shares converted in the Merger into either the Merger Consideration or a combination of Merger Consideration and Series A Preferred/Warrant Consideration subject to certain limitations.

         NOW, THEREFORE, Vestar and Acquisition Co. hereby agree as follows:

         1. Additional Purchase and Sale of Class A Units. On such date when and if (i) in the sole discretion of Vestar, the conditions to Acquisition Co.'s obligation to consummate the Offer as set forth in Annex A to the Merger Agreement are satisfied, (ii) the Company enters into definitive financing arrangements with respect to the Financing on terms satisfactory to Vestar in its sole discretion, and (iii) Acquisition Co. has the legally enforceable contractual right to designate at least one director to the board of directors of the Company, Vestar hereby agrees that it will on the date of the closing of the Offer, purchase One Thousand (1,000) Units in consideration of the payment by Vestar to Acquisition Co. of the sum of Fifty-Three Million Three Hundred Sixteen Thousand Eight Hundred and Ninety-Eight Dollars ($53,316,898.00). The sole purpose of such capital contribution by Vestar is to enable Acquisition Co. to purchase Shares pursuant to the Offer.
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         2. Additional Funding. To the extent that the Foundation receives
Merger Consideration for more than 450,346 shares of Company Common Stock pursuant to Section 3.1(c)(iv)(C) of the Merger Agreement (such shares of Company Common Stock in excess of 450,346 shares are referred to as the "Excess Shares"), Vestar agrees to make a capital contribution to Acquisition Co. at the Effective Time of the Merger in an aggregate amount equal to such Merger Consideration in respect of all such Excess Shares. The sole purpose of such capital contribution is to enable Acquisition Co. to purchase shares of Series A Preferred and Warrants pursuant to Section 6.11 of the Merger Agreement.

         3. Further Assurances. Vestar represents that it will acquire such Units of Acquisition Co. for its account for the purpose of investment and not with a view to the distribution or resale thereof. Vestar further represents that it has such knowledge and experience in financial and business matters and that it is capable of evaluating the merits and risks of purchasing such Units. Vestar understands that such Units have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities law or blue sky law of any jurisdiction ("Blue Sky Law") and, therefore, none of such Units can be sold, assigned, transferred, pledged or otherwise disposed of without registration under the Act and under applicable Blue Sky Law or unless an exemption from registration thereunder is available. Vestar shall not sell, assign, transfer, pledge or otherwise dispose of any such Units (or any interest therein) without registration under the Act and under applicable Blue Sky Law or unless an exemption from registration thereunder is available. Vestar understands that the certificate evidencing such Units will bear a legend to the effect of the foregoing.

         4. Termination. This Agreement shall terminate if (i) the Merger Agreement has not been executed within 30 days after the date hereof, (ii) the Offer shall expire without Acquisition Co. or the Company accepting for payment or purchasing any shares of Company Common Stock pursuant to the Offer or (iii) the Merger Agreement is terminated in accordance with its terms.

         5. Successors; No Third-Party Beneficiaries. This Agreement shall inure solely to the benefit of and be binding upon Vestar and Acquisition Co. Vestar and Acquisition Co. intend that nothing in this Agreement, whether express or implied, shall (i) confer any rights under or by reason of this Agreement on any persons other than Vestar and Acquisition Co., (ii) relieve or discharge the obligation or liability of any third Person to Vestar or Acquisition Co., or
(iii) give any third person any right of subrogation or any action against any Vestar or Acquisition Co. In addition, Acquisition Co. hereby agrees and acknowledges that (i) Vestar shall at all times have the right to designate any and all directors to the Company's board of directors that Acquisition Co. has the right to designate, (ii) Acquisition Co. will not take any actions to alter its contractual rights to designate a director to the Company's board of directors under the Merger Agreement or under the Stockholders Agreement, and
(iii)Vestar has the right to enforce any and all of Acquisition Co.'s rights with respect to the designation of such directors.

         6. Governing Law. All questions governing the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of

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New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of New York.

         IN WITNESS WHEREOF, the undersigned have executed this Unit Purchase Agreement on the 29th day of November, 1999.

                                           VESTAR CAPITAL PARTNERS IV, L.P.

                                           By:  VESTAR ASSOCIATES IV, L.P.
                                           Its:   Sole Member

                                           By:  VESTAR ASSOCIATES CORPORATION IV
                                           Its:    General Partner

                                           By:   /s/ Sander M. Levy
                                                 ---------------------------
                                           Name:  Sander M. Levy
                                                 ---------------------------
                                           Title:  Managing Director
                                                 ---------------------------

                                           TORQUE ACQUISITION CO., L.L.C.

                                           By:  VESTAR CAPITAL PARTNERS IV, L.P.
                                           Its:    Sole Member

                                           By:  VESTAR ASSOCIATES IV, L.P.
                                           Its:   Sole Member

                                           By:  VESTAR ASSOCIATES CORPORATION IV
                                           Its:    General Partner

                                           By:   /s/ Sander M. Levy
                                                 ---------------------------
                                           Name:  Sander M. Levy
                                                 ---------------------------
                                           Title:  Managing Director
                                                 ---------------------------


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